UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 23, 2011

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders

The final voting results for each matter submitted to a vote of stockholders at the Company’s annual meeting of stockholders, held February 23, 2011, are as follows:

a.               The following directors were elected for terms expiring at the annual meeting in 2012:

	Shares Voted For	Shares Voted Against	Abstain	Broker Non- Votes
Charles O. Holliday	309,437,902	1,389,015	392,963	50,454,267
Dipak C. Jain	307,403,769	3,424,909	391,202	50,454,267
Joachim Milberg	309,039,391	1,784,265	396,224	50,454,267
Richard B. Myers	304,555,146	6,272,569	392,165	50,454,267

b.              A Company proposal, required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requesting that stockholders approve a non-binding resolution to approve the compensation awarded by the Company to the Company’s Named Executive Officers (“say on pay”) as described in the Compensation Discussion & Analysis (“CD&A”), tabular disclosures, and other narrative executive compensation disclosures in the January 14, 2011 Proxy Statement as required by the rules of the Securities and Exchange Commission, passed with the following vote:

Shares Voted For Proposal	Shares Voted Against Proposal	Abstain	Broker Non-Votes
301,200,456	5,843,814	4,175,610	50,454,267

c.               A Company proposal, required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requesting that stockholders vote on a non-binding resolution to determine whether the advisory stockholder vote on say on pay shall occur every one, two or three years, resulted in the following outcome:

Shares Voted In Favor of One Year Frequency	Shares Voted In Favor of Two Year Frequency	Shares Voted In Favor of Three Year Frequency	Abstain
252,785,370	6,942,902	46,915,644	4,575,964

d.              Deloitte & Touche LLP was ratified as the Company’s independent registered public accounting firm for the 2011 fiscal year:

Shares Voted For Proposal	Shares Voted Against Proposal	Abstain
357,372,923	3,713,079	588,145

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Gregory R. Noe
Gregory R. Noe, Secretary

Dated: February 25, 2011